UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2016

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On July 20, 2016, Enbridge Energy Partners, L.P. (the “Partnership”) announced the signing by the Partnership and certain of its affiliates of an agreement in the form of a consent decree (the “Decree”) with the U.S. Department of Justice (USDOJ) and the U.S. Environmental Protection Agency (USEPA) relating to incidents on the Line 6B pipeline in Marshall, Michigan in July 2010, and on the Line 6A pipeline in Romeoville, Illinois in September 2010. The Decree will take effect following a comment period and court approval.

The Decree sets civil penalties under the Clean Water Act of $61 million relating to the Line 6B release and an additional sum of $1 million related to the Line 6A release, each payable within 30 days of the effective date of the Decree. The Decree calls for replacement of Line 3, which replacement began in 2014. The Decree also contains a variety of injunctive measures, including, but not limited to, enhancements to our comprehensive in-line inspection (ILI)-based spill prevention program; enhanced measures to protect the Straits of Mackinac along the Line 5 Straits Crossing; improved leak detection requirements; installation of new valves to control product loss in the event of an incident; continued enhancement of control room operations; and improved spill response capabilities. Most of the various financial costs associated with these enhanced measures, which we estimate to be approximately $110 million, have already been incorporated into the Partnership’s existing long-term capital investment and operational expense planning and guidance. As a result, the Partnership anticipates being able to comply with the terms of the Decree without materially impacting its overall financial performance.

The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

The information discussed above and in the press release furnished as an Exhibit hereto is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: July 20, 2016	By:	/s/ Bruce Stevenson
Bruce Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated July 20, 2016